UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2020
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

SEC Investigation Update

Cavco Industries, Inc. (Cavco or the Company) is providing an update on its involvement in the ongoing Securities and Exchange Commission (SEC) investigation involving trading in the securities of other public companies, as previously disclosed. The Company disclosed its first contacts about this matter in November 2018 and has since disclosed, among other things, its ongoing cooperation with the enforcement staff of the SEC's Los Angeles office, the departure of former Chief Executive Officer and Chairperson Joseph Stegmayer, and the independent investigation of the Audit Committee of the Company's Board of Directors, whose results were shared in early 2019 with the SEC staff, the Company's listing exchange and its auditors. Since that time, the Company has also appointed a new Chief Executive Officer, a new General Counsel and Chief Compliance Officer, and several new Board members, created a standing Legal and Compliance Oversight Committee of the Board, and completed, with the assistance of market-leading experts, an extensive overhaul of its compliance programs.

Earlier this week, the Company began settlement negotiations with the SEC staff in connection with the matter, though not pursuant to a Wells Notice or formal recommendation. The Company is hopeful that an agreeable settlement will be reached in the coming months.

Also earlier this week, the SEC staff issued a Wells Notice to Dan Urness, the Company's Chief Financial Officer and Principal Accounting Officer, in connection with its investigation, noting that it intends to recommend an enforcement action against him. Rather than have this be a distraction to the Company, Mr. Urness has decided to go on leave to focus on his response to the Wells Notice.

Paul Bigbee, Cavco’s Chief Accounting Officer since June 2020, will lead the Company’s work as principal financial officer in completing its upcoming quarterly filing for the period ending September 26, 2020. The Company has informed its auditors of record and expects to make that filing on time in October and will update this information on the investigation as appropriate.

Prior to joining the Company, Mr. Bigbee, 52, was Vice President, Financial Audit (2018 to 2019) for Caesars Entertainment in Las Vegas, Nevada. From 2006 to 2018, he held various positions of increasing responsibility at Starwood Hotels & Resorts in Scottsdale, Arizona, including: Controller, Global Sales & Marketing; Global Internal Audit Leader; Corporate Audit/Timeshare; and Senior Director, Financial Reporting and Development Support.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash EVP, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: September 25, 2020